Exhibit 23.3
                                                                     to Form F-3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" in the Registration Statement (Form F-3) and related Prospectus of Lion Bioscience Aktiengesellschaft for the registration of 1,116,175 shares of its ordinary shares and to the incorporation by reference therein of our report dated April 25, 2002, with respect to the consolidated financial statements of NetGenics, Inc. included in the Report of Foreign Private Issuer on Form 6-K of Lion Bioscience Aktiengesellschaft, filed with the Securities and Exchange Commission.





                                                      /s/ Ernst & Young LLP

June 11, 2002
San Diego, California